Exhibit 24.3

POWER OF ATTORNEY

I, David Strohm, a director of Imperva, Inc. (the “Company”), do hereby constitute and appoint Shlomo Kramer and Terrence J. Schmid, and each of them singly (with full power to each of them to act alone), my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for me and in my name in my capacity as a director of the Company any and all amendments (including post-effective amendments) to the registration statement on Form S-1 (File No. 333-175008) (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on August 16, 2011.

/s/ David Strohm David Strohm